UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 395-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

On March 31, 2016, Axiall Corporation (the “Company”) consummated the sale of its window and door profiles business pursuant to an asset purchase agreement among Royal Group, Inc., Royal Window and Door Profiles Plant 13 Inc., Royal Window and Door Profiles Plant 14 Inc., and the Company, as sellers, and North American Profiles Canada, LTD, as purchaser. Please refer to the Company’s Quarterly Reports on Form 10-Q for the quarters ended, March 31, 2016 and June 30, 2016, respectively, for additional information regarding the sale.

The results of the window and door profiles business were reflected as discontinued operations in the Company’s unaudited condensed consolidated financial statements for the periods covered by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016. Attached as Exhibit 99.1 to this Current Report on Form 8-K are the Item 8 consolidated financial statements previously included in our Annual Report on Form 10-K for the year ended December 31, 2015 recast to reflect the window and door profiles business as discontinued operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Financial Schedules

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

By:	/s/ Gregory C. Thompson
Name:	Gregory C. Thompson
Title:	Executive Vice President, Chief Financial Officer

Date:    August 29, 2016

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Financial Schedules